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                                                                      EXHIBIT 99

                                      PROXY
                                   F&M BANCORP
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2003

The undersigned stockholder of F&M Bancorp hereby appoints [ ] and [ ] and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $5.00 per share, of F&M Bancorp which the undersigned is entitled to vote at the Special Meeting of Stockholders of F&M Bancorp to be held on [ ], 2003 at [10:00 a.m.], local time, at F&M Bancorp's corporate headquarters, 110 Thomas Johnson Drive, Frederick, Maryland, and at any adjournments, postponements, continuations or reschedulings thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IF NO DIRECTION IS INDICATED FOR ITEM 1, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE F&M BANCORP/MERCANTILE BANKSHARES CORPORATION AGREEMENT AND PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE MATTERS COVERED HEREBY.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



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     THE BOARD OF DIRECTORS OF F&M BANCORP RECOMMENDS THAT YOU VOTE FOR ITEM 1 BELOW

                                                                  FOR         AGAINST       ABSTAIN
1.   APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED          / /           / /           / /
     AS OF MARCH 13, 2003, BY AND BETWEEN F&M BANCORP AND
     MERCANTILE BANKSHARES CORPORATION, AND THE CONSUMMATION OF
     THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER
     OF F&M BANCORP WITH AND INTO MERCANTILE.

2.   THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION
     UPON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
     THE SPECIAL MEETING.


                           DATED____________________, 2003

                           SIGNATURE__________________________________________

                           SIGNATURE (IF HELD JOINTLY)________________________

                           TITLE(S)___________________________________________

                           PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS
                           ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN PLEASE GIVE
                           YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
                           BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                           PLEASE SIGN THE PARTNERSHIP NAME BY AUTHORIZED PERSON(S).

      PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.
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